Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aravive, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-239512 and No. 333-248612) and Form S-8 (No. 333-227865, No. 333-216586, No. 333-210013, No. 333-204178, No. 333-194949, No. 333-230348, No. 333-233866 and No. 333-237425) of Aravive, Inc. of our report dated March 16, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Raleigh, North Carolina

March 16, 2021